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                                                                   Exhibit 99.9


                                                              February 19, 1999

              MEMORANDUM TO HOLDERS OF BUILDING ONE STOCK OPTIONS

TO:     Holders of Building One Stock Options

FROM:   Building One Services Corporation

RE:     Tender of Option Shares in the Company's Tender Offer

  We have prepared the following questions and answers for your convenience. Please review this information together with the Offer to Purchase and other documents printed on green paper. If, after reviewing the information provided, you have additional questions, please call AST StockPlan, Inc. at 888/980-6456.

1.WHAT IS THE OFFER?

  We are offering to purchase 24,365,891 shares of our common stock ("Shares") at $25.00 per Share. This offer will be open until it expires at 5:00 p.m., New York City time, on March 24, 1999, unless extended by us.

  In connection with this offer, we have accelerated the vesting of your options so that you may, at your election, simultaneously exercise some or all of your options that have exercise prices below $25.00 per Share and sell the Shares you acquire upon such exercise ("Option Shares") in the offer. If you do not want to sell 50% of your Option Shares in the offer or if we do not purchase 50% of your Option Shares because of proration, the 50% of your options that would have otherwise become exercisable first will continue to be vested and exercisable after the tender offer. The remaining 50% of your options that would have become exercisable last will continue to vest under their original schedule. The options that may be exercised are those that we assumed in acquisitions or granted under either of the following plans (the "Option Plans"):

  .  Building One Services Corporation's 1998 Long-Term Incentive Plan; or

  .  Building One Services Corporation's 1997 Long-Term Incentive Plan.

  You must instruct AST StockPlan, Inc., to tender part or all of the Option Shares resulting from a conditional exercise of such options. This exercise of your options is "conditional" because you can exercise the option only if, and to the extent, that the Company actually purchases the Option Shares in the offer.

  The offer, which is subject to a number of other conditions, is fully described in the Offer to Purchase dated February 19, 1999, and related Letter of Transmittal provided to you. Please read these documents carefully, together with the following materials printed also on green paper:

  .  Option Tender Enrollment Form; and

  .  the "Instructions for Tender of Options."

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  Please remember that neither our company nor our Board of Directors is making any recommendation as to whether stockholders or option holders should participate in the offer. You must make your own decision.

  You must carefully follow the instructions below and in the enclosed Instructions for Tender of Options and Option Tender Enrollment Form if you want to participate in our offer. Failure to follow such instructions may make you ineligible to tender your Option Shares in our offer.

2. MUST I ACTUALLY EXERCISE MY OPTIONS IN ORDER TO PARTICIPATE IN THE OFFER?

  No. As a holder of unexercised options we are allowing you to "conditionally" exercise all or part of your options and tender the Option Shares you would be entitled to receive upon such exercise. This exercise of options is "conditional" because you are deemed to exercise the option only if, and to the extent that, we actually purchase the Option Shares in the offer.

3. DO I HAVE TO PAY THE EXERCISE PRICE WITH CASH?

  No. In order to facilitate your participation in the offer, we are allowing you to conditionally exercise your options without paying the exercise price in cash. This is called a "cashless exercise." This means that your options will be exercised and the Option Shares will be tendered, and the amount of cash you receive for each Option Share purchased will equal the difference between $25.00 per Share and the option exercise price per Share, less withholding taxes. You do not need to send any money with your Option Tender Enrollment Form.

4. IF MY OPTIONS ARE NOT VESTED MAY I STILL TENDER OPTION SHARES UNDERLYING
   THEM?

  Yes. The Compensation Committee of the Board of Directors has accelerated the vesting of all of the options granted pursuant to the Option Plans to permit tenders in the offer. However, see Question 5 below with respect to the vesting of your options after the offer.

5. WILL ALL OF THE OPTION SHARES THAT I TENDER BE PURCHASED IN THE OFFER?

  Probably not. In the offer, the Company is offering to purchase a total of 24,365,891 Shares at a per share price of $25.00. If more than 24,365,891 Shares are tendered, we will reduce on a pro rata basis the number of Shares we purchase from each person who tenders Shares. This means that we will not purchase all of the Option Shares you tender under these circumstances. We currently do not know how many Shares will be tendered in the offer. If, after taking into account proration, we purchase 50% of your Option Shares, the remaining 50% of the Options relating to Option Shares we do not purchase will not be considered to have been exercised and will remain outstanding subject to the original vesting schedule applicable to the 50% of your Options that would have vested last. If you do not want to sell 50% of your Option Shares in the offer or if we do not purchase 50% of your Option Shares because of proration, the 50% of your options that would have otherwise become exercisable first will continue to be vested and exercisable after the tender offer. The remaining 50% of your options that would have become exercisable last will continue to vest under their original schedule. For example, if you own 100 options that will become exercisable in 25% increments over a four-year period, you may conditionally tender all 100 options. If we buy 40 Option Shares, the options for the 10 Option Shares that we do not buy will be exercisable after the offer and the options for the 50 Option Shares that would have become exercisable last will vest under the original vesting schedule.

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6. WHAT WILL HAPPEN TO MY OPTIONS IF THE OPTION SHARES ARE NOT PURCHASED?

  We will return to you any Options for Option Shares that we do not purchase.

7. HOW WILL I KNOW IF MY OPTION SHARES HAVE BEEN PURCHASED AND WHEN WILL I BE PAID?

  After the offer expires, all tenders submitted in the offer will be tabulated. This may take up to seven business days. Soon thereafter, you will be advised by Harris Trust Company of New York, the Depositary, of the number, if any, of your Option Shares that were purchased in the offer. You will receive a check for the purchase price of all of your Option Shares purchased in the offer (less the applicable exercise price or prices and applicable withholding taxes) promptly thereafter.

8. WILL I BE TAXED ON THE MONEY I RECEIVE?

  Yes. You will be treated as receiving compensation income for each Option Share sold equal to the excess of $25.00 over the exercise price for each Option Share. Such income will be taxed to the Option holder at ordinary income rates, not capital gains rates, and will be subject to withholding for income and employment taxes.

9. WHAT WILL HAPPEN TO ANY OPTIONS I STILL HOLD AFTER THE OFFER?

  If, after taking into account proration, we purchase 50% of your Option Shares, the remaining 50% of the Options will not be considered to have been exercised and will remain outstanding subject to the original vesting schedule applicable to the 50% of your Option Shares that would have vested last. To the extent that we do not purchase the 50% of your Option Shares that were to have become exercisable first, the Options relating to such Option Shares will remain exercisable, notwithstanding the original vesting schedule.

10. HOW DO I TENDER MY OPTION SHARES IN THE OFFER?

  The only way that you can tender Option Shares in the offer is by completing the Option Tender Enrollment Form on green paper, signing the form, and returning it to AST StockPlan, Inc. at the address indicated on the form. The Option Tender Enrollment Form must be received by AST StockPlan, Inc. before 5:00 p.m., New York City time, on March 22, 1999.

  On this form, you will direct AST StockPlan, Inc. to conditionally exercise your options and tender your Option Shares in the offer. This is a "conditional" exercise, which means that if some or all of the Option Shares are not purchased in the offer because of the proration process described below and in the Offer to Purchase (or for any other reason), the options will be returned to you as unexercised options.

  If you would prefer to actually exercise your vested options and tender the Shares you receive in the Offer, you can do so. If you do exercise vested options, you should follow the same procedures applicable to all of our other stockholders. If you decide to exercise your options in order to receive Shares to tender in the Offer, you will need to exercise such options in sufficient time to obtain Shares to tender before the Expiration Date for the Company's offer, 5:00 p.m., New York City time, on March 24, 1999.

  Please return your Option Tender Enrollment Form PROMPTLY, recognizing the slow delivery time inherent in the United States mail today. If you use the United States mail, we recommend using registered mail, return receipt requested. You may mail your Option Tender Enrollment Form to AST StockPlan, Inc. in the preaddressed envelope that has been provided for your reply or send it by an alternate, faster means (such as hand delivery or overnight courier). Please remember that in all events the materials must be received by AST StockPlan, Inc. before 5:00 p.m., New York City time, on March 22, 1999.

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  Do NOT deliver your instructions to your Human Resources Department or to your Benefits Administrator or to the Company.

11. WHAT IF I HOLD SHARES OF BUILDING ONE SERVICES CORPORATION COMMON STOCK IN ADDITION TO MY STOCK OPTIONS?

  If you have actual Shares in your possession (or at a brokerage firm), you may tender those Shares as well. In this case, you may receive two or more sets of offer materials. You should be careful to follow the separate directions that apply to Shares and Option Shares. In the event that we must reduce on a pro rata basis the number of Shares and Option Shares that we purchase from each stockholder, the total number of Shares, including Option Shares, that you tender will be reduced independently.

12. CAN I CHANGE MY MIND AND WITHDRAW OPTION SHARES THAT I DIRECTED TO BE TENDERED?

  Yes, but only if you perform the following steps:

  .  You must send a signed notice of withdrawal to AST StockPlan, Inc.

  . The notice of withdrawal must be in writing. You may fax your notice of withdrawal to 212/659-2319.

  . The notice of withdrawal must state your name and social security number and the amount of Option Shares that you wish to withdraw from the offer.

  . The notice of withdrawal must be received by AST StockPlan, Inc. before 5:00 p.m., New York City time, on March 24, 1999.

  The withdrawal procedures are described in the Instructions for Tender of Options. You must follow these instructions carefully.

  You are entitled to retender Option Shares after withdrawal, provided that all resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original submission.

13.WHAT DO I DO IF I HAVE ANY QUESTIONS ABOUT THE TENDER OFFER?

  If you have questions about the offer or need help in properly responding to the offer, you may call AST StockPlan, Inc. at 888/980-6456.

                                     ******

  This memorandum is intended to help you understand the offer and how options will be handled in the offer. The Offer to Purchase and Letter of Transmittal contain the legal terms of the offer, and are controlling. We urge you to carefully read these documents, which explain our offer in detail.

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                       INSTRUCTIONS FOR TENDER OF OPTIONS

(NOTE: Before completing the Option Tender Enrollment Form, you should read the attached memorandum from Building One Services Corporation, as well as the Offer to Purchase and related Letter of Transmittal. Holders of options for Shares granted under one of the option plans or assumed in an acquisition who desire to tender Option Shares to the Company must complete the Option Tender Enrollment Form.)

THE OPTION TENDER ENROLLMENT FORM MUST BE RECEIVED BY AST STOCKPLAN, INC. BEFORE 5:00 P.M. NEW YORK CITY TIME, ON MARCH 22, 1999. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.


         Send the Option Tender Enrollment Form to: AST StockPlan, Inc.

                      By Mail, Overnight Delivery or Hand:
                            250 Broadway, 14th Floor
                               New York, NY 10007
                            Telephone: 888/980-6456
                            Facsimile: 212/659-2319

Note: Delivery of the form to an address other than as set forth above will not constitute a valid delivery.


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  By signing the Option Tender Enrollment Form, you acknowledge receipt of the materials relating to the Offer to Purchase dated February 19, 1999 (the "Offer to Purchase") and the related Letter of Transmittal with respect to an offer by Building One Services Corporation, a Delaware corporation (the "Company"), for 24,365,891 shares of common stock (the "Shares"), at a price of $25.00 per Share. The number of Shares the Company is offering to purchase includes Shares that may be tendered upon the exercise of options under the Company's stock option plans and options assumed by the Company in acquisitions with exercise prices below $25.00 per Share ("Option Shares").

  The Compensation Committee of the Board of Directors has accelerated the vesting of all of the options to permit tenders in the offer. The offer is not being made for Option Shares if the exercise price of the option is $25.00 per Share or greater.

  1. You should complete the Option Tender Enrollment Form to instruct AST StockPlan, Inc. to tender, at the $25.00 per Share purchase price set forth in the Offer to Purchase, the Option Shares that you are entitled to receive upon exercise, pursuant to the terms and conditions set forth in the Offer to Purchase furnished to you. By signing the Option Tender Enrollment Form, you agree that if any Option Shares you validly tendered are accepted, you will receive a cash payment equal to (a) the number of Option Shares that are accepted for purchase, multiplied by (b) the difference between the applicable option exercise price(s) and the $25.00 purchase price, less (c) any taxes required to be withheld, and you further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase and Letter of Transmittal.

  2. By signing the Option Tender Enrollment Form, you acknowledge that the Company is allowing you to conditionally exercise 100% of your options for the purpose of allowing you to tender Option Shares in the Company's offer.

  Further, by signing the Option Tender Enrollment Form, you acknowledge that if, after taking into account proration, the Company purchases 50% of your Option Shares, the option relating to the remaining 50% of your Option Shares will not be considered to have been exercised and will remain outstanding subject to the original vesting schedule applicable to the 50% of the options that would have vested last. In addition, you acknowledge that, to the extent that the Company does not purchase the 50% of your Option Shares that would have vested first, the options relating to such Option Shares will remain exercisable, notwithstanding the original vesting schedule.

  3. Option Shares tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on March 22, 1999. After that, Option Shares may be withdrawn if they have not been accepted for payment by the Company as provided in the Offer to Purchase by 12:00 Midnight, New York City time, on April 16, 1999. An option holder must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by AST StockPlan, Inc. at the address indicated above before 5:00 p.m., New York City time, on March 22, 1999. Any such notice of withdrawal must specify the name and social security number of the option holder who tendered the Option Shares to be withdrawn and the number of Option Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, AST StockPlan, Inc., MacKenzie Partners, Inc., Harris Trust Company of New York or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any Option Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer to Purchase. However, withdrawn Option Shares may be retendered by the Expiration Date by again following the procedures for properly tendering Option Shares.

   The Option Tender Enrollment Form must be received by AST StockPlan, Inc. before 5:00 p.m., New York City time, on March 22, 1999. You must sign and complete this form for your direction to be valid.


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General Terms and Conditions of the Offer Applicable to Option Share Tenders:

  NOTE: By signing the Option Tender Enrollment Form, you also agree to the following terms and conditions which shall not be construed to limit in any way the terms and conditions set forth in the Offer to Purchase.

  1. You will, upon request, execute and deliver any additional documents deemed by AST StockPlan Inc., the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer to Purchase.

  2. You understand that tenders of Option Shares pursuant to the procedures described in the Offer to Purchase and in the Instructions for Tender of Options will constitute an agreement between you and the Company upon the terms and subject to the conditions of the Offer to Purchase.

  3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your obligation hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated in the Offer to Purchase, this tender is irrevocable.

  4. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. You understand that (a) the purchase price will be paid to you (you cannot elect to have the purchase price paid to another person); and (b) you will be responsible for paying federal and state income taxes arising from the sale of the Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below).

  5. Under the U.S. federal income tax laws, the Company will be required to withhold income and employment taxes from the amount of any payments made to option holders pursuant to the Offer to Purchase.

  6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Option Shares, and the Company's interpretation of the terms of the Offer to Purchase (including these Instructions for Tender of Options) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, AST StockPlan, Inc., Harris Trust Company of New York, MacKenzie Partners, Inc. or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

  7. If the Option Tender Enrollment Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted to AST StockPlan, Inc.

  8. Questions and requests for assistance or additional copies of the Offer to Purchase and these Instructions for the Tender of Options should be directed to AST StockPlan, Inc. at 888/980-6456.


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                  [LOGO OF BUILDING ONE SERVICES CORPORATION]

                         Option Tender Enrollment Form
                         -----------------------------


 "FNAME" "MNAME" "LNAME"
 "ADDRESS1"  "ADDRESS2"
 "CITY",  "STATE"  "ZIP"
                                       Grant Date:  "GRANTDATE"
                                       Grant Type:  "GRANTTYPE"
                                       Grant Price: "GRANT_PRICE"
                                       Shares Outstanding:  "SHARES"


1. I hereby conditionally exercise options, for the amount of Shares set forth herein ("Option Shares"), granted to me by a company acquired by the Company or granted to me under one of the following plans (collectively, the "Option Plans"):

          Building One Services Corporation's 1998 Long-Term Incentive Plan; or

          Building One Services Corporation's 1997 Long-Term Incentive Plan.

    My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased by the Company because of proration, shall be deemed not to have been exercised. None of the options underlying any of the Option Shares tendered has an exercise price of $25.00 or greater.

2.  I hereby elect as follows with respect to my options:

    (Choose only one)

    I wish to conditionally exercise and tender Option Shares underlying ALL of my options that have an exercise price of less than $25.00 per Share.

    I wish to conditionally exercise and tender ______ Option Shares underlying my options that have an exercise price of less than $________ per Share.

    I understand that options will be exercised as accepted in the tender in the order in which my options vest.

    If none of the boxes is checked and the form is otherwise properly completed, signed and returned to AST StockPlan, Inc, Option Shares underlying all of your options that have an exercise price of less than $25.00 per Share will be tendered.

                                   SIGN HERE
 ................................................................................

_____________________________        _________  ________________________
Signature(s) of Option Holder        Dated      Daytime Telephone Number

_____________________________                   ________________________
Name(s) Please Print                            Capacity (Full title)

________________________________________________________________________________
Address (if different from that shown on the cover page)

(Must be signed by option holder(s) exactly as name(s) appear(s) on option account(s) or by authorized agent(s) of option holder(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 7.)